Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-25196, Form S-8 No. 33-40641, Form S-8 No. 33-62047, Form S-8 No. 333-38621, Form S-8 No. 333-105178, as amended by Post-Effective Amendment No. 1 to Form S-8, and Form S-8 No. 333-125144) pertaining to the Newell Rubbermaid 401(k) Savings and Retirement Plan of our report dated June 15, 2006, with respect to the financial statements and schedule of Newell Rubbermaid 401(k) Savings and Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

Chicago, Illinois June 27, 2006	/s/ Ernst & Young LLP